Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-117051) of Rand Logistics, Inc. of our report dated March 3, 2006 relating to the consolidated financial statements of Rand Logistics, Inc. and Subsidiaries as of December 31, 2005 and 2004 and the periods then ended which appears in this Form 10-KSB.


/s/ GOLDSTEIN GOLUB KESSLER LLP

GOLDSTEIN GOLUB KESSLER LLP
New York, NY

July 14, 2006